Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Amendment No. 30 to the Registration Statement on Form N-1A of Fidelity Exchange Fund, of our report dated February 9, 2006 on the financial statements and financial highlights included in the December 31, 2005 Annual Report to Shareholders of Fidelity Exchange Fund.

We further consent to the references to our Firm under the headings "Independent Registered Public Accounting Firm" in the Part B of this Amendment.

____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
February 27, 2006